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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 14, 2001 included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-16529). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

San Jose, California
March 14, 2001